UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 23, 2010
DELEK US HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32868	52-2319066

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7102 Commerce Way Brentwood, Tennessee	37027

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (615) 771-6701
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into A Material Definitive Agreement
On December 23, 2010, MAPCO Express, Inc. (“MAPCO”), a wholly-owned subsidiary of the registrant, Delek US Holdings, Inc. (“Delek”), entered into the First Amendment (the “Amendment” or the “MAPCO Facility”) to its Second Amended and Restated Credit Agreement (the “Credit Agreement”) among MAPCO, Fifth Third Bank (“Fifth Third”) as Administrative Agent and the lenders party thereto. Among other things, the Amendment extends certain existing commitments and adds new commitments under the Credit Agreement’s revolving credit tranche, increasing the revolver tranche to $200 million. Contemporaneously with the Amendment, MAPCO repaid and extinguished the Credit Agreement’s term loan tranche. Prior to the Amendment, the revolver and term loan tranches were scheduled to mature in April 2011.
As amended, the MAPCO Facility includes a revolver tranche only with a $200 million revolving credit limit, a $50 million letter of credit sublimit and an “accordion feature” that allows MAPCO to add revolving credit commitments to increase the MAPCO Facility to an overall amount of $275 million subject to additional lender commitments. The MAPCO Facility matures on December 23, 2015 and no longer contains a term loan tranche.
The MAPCO Facility includes credit spreads for Base Rate Loans and Eurodollar Loans based on the following leverage ratio driven pricing grid:

	Applicable Margin for Base Rate	Applicable Margin for Eurodollar
Consolidated Leverage Ratio	Loans	Loans
Tier I > 3.00 to 1.00	3.00%	4.00%
Tier II ≤ 3.00 to 1.00 and > 2.50 to 1.00	2.75%	3.75%
Tier III ≤ 2.50 to 1.00 and > 2.00 to 1.00	2.50%	3.50%
Tier IV ≤ 2.00 to 1.00	2.25%	3.25%
As of the date of this filing, MAPCO is subject to Tier I pricing.
Finally, the MAPCO Facility contains the following financial maintenance covenants: (i) Consolidated Leverage Ratio, (ii) Consolidated Fixed Charge Coverage Ratio, and (iii) Consolidated Adjusted Leverage Ratio, each as defined under the terms of the MAPCO Facility.
Under the MAPCO Facility, Fifth Third serves as administrative agent, joint lead arranger, and sole bookrunner. Fifth Third also serves as administrative agent for, and lender under, the $75 million revolving credit facility with Delek’s wholly-owned subsidiary, Delek Marketing & Supply, LP.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
See Item 1.01 above for a description of the MAPCO Facility.

Item 9.01	Financial Statements and Exhibits
(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Shell company transactions.

Not applicable.

(d)	Exhibits.

99.1	Press release of Delek US Holdings, Inc. issued on December 28, 2010.

99.2
First Amendment dated December 23, 2010 to Second Amended and Restated Credit Agreement dated as of December 10, 2009 between MAPCO Express, Inc. as borrower, Fifth Third Bank as administrative agent, and the lenders from time to time parties thereto

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 29, 2010	DELEK US HOLDINGS, INC.
	By:	/s/ Mark B. Cox
		Name:	Mark B. Cox
		Title:	EVP / Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of Delek US Holdings, Inc. issued on December 28, 2010.

99.2
First Amendment dated December 23, 2010 to Second Amended and Restated Credit Agreement dated as of December 10, 2009 between MAPCO Express, Inc. as borrower, Fifth Third Bank as administrative agent, and the lenders from time to time parties thereto.